 Exhibit 99.1

Exactus Announces Stock Split

1-for-8 Effective March 11, 2019

GLEN ALLEN, VA / ACCESSWIRE / March 8, 2019 / Exactus Inc. (OTCQB: EXDI), a healthcare company pursuing opportunities in Hemp derived, Cannabidiol (CBD) products and point of care diagnostics, announced a reverse stock split of its shares of common stock at a ratio of 1-for-8.

The purpose of the reverse stock split is to initiate the process of positioning the company for a future listing application to a national exchange.

CEO, Phil Young commented, “Given our recent transition into a commercially focused hemp derived CBD company, we feel this split is occurring at the appropriate time as we transition into a revenue-generating company with a goal to list on a national exchange. The strides we have made since our mid-January announcement demonstrate that our new focus and strategy is resonating with the investment community and stakeholders. We look forward to an exciting year as we position the company for rapid growth while keeping our shareholder's interest at the center of our focus.”

The reverse split will occur at the market open Monday, March 11, 2019, when Exactus Inc. common stock will begin trading on a split-adjusted basis. The Company's common stock will trade under the ticker symbol "EXDID" for 20 trading days after the reverse split has been effected, when the trading symbol will revert to "EXDI".

As a result of the reverse stock split, the Company's issued and outstanding shares of common stock will decrease to approximately 25,575,482 post-split shares (prior to effecting the rounding of fractional shares into whole shares as described below) from approximately 204,603,855 pre-split shares.

As a result of the reverse stock split, the total number of shares of common stock held by each stockholder will be converted automatically into the number of whole shares of common stock equal to the number of shares of common stock held by such stockholder immediately prior to the reverse stock split, divided by 8. No fractional shares will be issued, and no cash or other consideration will be paid. Instead, any stockholder who otherwise would have received a fractional share as a result of the reverse stock split will receive one whole share of the post-split common stock.

Stockholders who hold their shares in electronic form at their brokerage firms need not take any action, as the shares held in brokerage accounts will be automatically adjusted to reflect the reverse stock split. Stockholders holding paper certificates may (but are not required to) send the certificates to the Company's transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the reverse stock split to each requesting stockholder who submits its paper certificate.

For information about our products and availability please call 804-205-5036 or email, ir@exactusinc.com.

About Exactus:
Exactus, Inc., is a healthcare company pursuing opportunities in two distinct business segments, Hemp derived, Cannabidiol, which is more commonly referred to as CBD. Industrial hemp is a type of cannabis, defined by the federal government as having THC (tetrahydrocannabinol) content of 0.3 percent or less. That amount has not been shown to make a person feel "high." THC is the psychoactive compound found in cannabis. The company is also developing point of care diagnostics. For more information about Exactus: www.exactusinc.com.

Investor Notice
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission (the "SEC") on April 2, 2018 and under the heading “Risk Factors” in our Current Report on Form 8-K filed with the SEC on January 14, 2019, and in other periodic and current reports we file with the SEC.  If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Safe Harbor - Forward Looking Statements
The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic and current filings with the SEC, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this press release.

For more information:

Company Contact:

Andrew Johnson
509.999.9696
ir@exactusinc.com